Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER AND CHIEF ACCOUNTING OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, as the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, respectively, of New Peoples Bankshares, Inc., certify that, to the best of their knowledge and belief, the Annual Report on Form 10-K for the year ended December 31, 2021, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of New Peoples Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

Date: March 31, 2022	/s/ C. TODD ASBURY
C. Todd Asbury
Director, President & Chief Executive Officer

Date: March 31, 2022	/s/ CHRISTOPHER G. SPEAKS
Christopher G. Speaks
Executive Vice President & Chief Financial Officer